EXHIBIT 4.11


                           GRANITE MASTER ISSUER PLC
                               as Master Issuer




                                 GPCH LIMITED
                 as Issuer Post-Enforcement Call Option Holder


                                    - and -



                             THE BANK OF NEW YORK
                  as Note Trustee and Issuer Security Trustee










         -------------------------------------------------------------

                 ISSUER POST-ENFORCEMENT CALL OPTION AGREEMENT
                      (as amended by a Deed of Amendment
                              dated 6 July, 2005)

         -------------------------------------------------------------








                          SIDLEY AUSTIN BROWN & WOOD
                               WOOLGATE EXCHANGE
                             25 BASINGHALL STREET
                                LONDON EC2V 5HA
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937
                            REF: 30507-00012/774877





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                                   CONTENTS


1.    Interpretation.......................................................1

2.    Option...............................................................1

3.    Representations and Warranties.......................................2

4.    Consideration........................................................3

5.    Acknowledgement by Note Trustee and Issuer Security Trustee..........3

6.    Notices..............................................................3

7.    Contracts (Rights of Third Parties) Act 1999.........................4

8.    Governing Law and Jurisdiction; Appropriate Forum....................4










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THIS AGREEMENT IS MADE BY WAY OF DEED dated 19 January 2005

BETWEEN

(1) GRANITE MASTER ISSUER PLC (registered number 5250668), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the "Master Issuer");

(2) GPCH LIMITED (registered number 4128437), a private limited company incorporated under the laws of England whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the "Issuer
      Post-Enforcement Call Option Holder"); and

(3) THE BANK OF NEW YORK acting through its office at 48th Floor, One Canada Square, London E14 5AL in its capacity as (1) the "Note Trustee" and (2) the "Issuer Security Trustee".

IT IS HEREBY AGREED AS FOLLOWS:

1.    INTERPRETATION

      The provisions of:

      (a) the Programme Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy LLP on 19 January 2005, and

      (b) the Issuer Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy LLP on 19 January 2005,

      (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement.

      The Issuer Master Definitions Schedule shall prevail to the extent that it conflicts with the Programme Master Definitions Schedule.

2.    OPTION

2.1 In the event that (a) the Issuer Security is enforced and the Issuer Security Trustee determines that (i) the proceeds of such enforcement, after payment of all other claims ranking in priority to the Issuer Notes under the Issuer Deed of Charge and to the Noteholders (to the extent entitled thereto), are insufficient to pay in full all principal and interest and other amounts whatsoever due in respect of the Issuer Notes and all other claims ranking pari passu therewith, (ii) all such proceeds of enforcement have been distributed in accordance with the terms of the Issuer Deed of Charge and (iii) there are no further assets available to pay principal and interest and other amounts whatsoever due in respect of the Issuer Notes, or (b) within 20 days following the Final Maturity Date of the latest maturing Issuer Notes, the Issuer Security Trustee certifies that there is no further amount outstanding under the Global Intercompany Loan Agreement, then:


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      (a)   in respect of all Issuer Notes issued prior to the First Programme
            Update, all interests in the Global Note Certificates will be automatically exchanged (such date of exchange being the "Option Exercise Date") for equivalent interests in an equivalent amount of Issuer Notes in an equivalent Principal Amount Outstanding represented by Individual Note Certificates and such Global Note Certificates will be cancelled; and

      (b) in respect of all Issuer Notes issued on or after the First Programme Update, there shall be no automatic exchange of Global Issuer Notes but the Option shall at any time thereafter be exercisable (the date from which the Option becomes so exercisable the "Option Date")

      "First Programme Update" shall mean the day on which the Offering Circular relating to the Issuer Notes is first published in an updated form.

2.2 In connection with the issuance of the Issuer Notes, the Note Trustee hereby grants, and the Master Issuer hereby acknowledges, an option (the "Option"), under which the Note Trustee has no personal liability, exercisable by the Issuer Post-Enforcement Call Option Holder (or by any designated subsidiary of the Issuer Post-Enforcement Call Option Holder, to be designated by notice from the Issuer Post-Enforcement Call Option Holder to the Note Trustee at the discretion of the Issuer Post-Enforcement Call Option Holder (the "Designated Subsidiary")), permitting the Issuer Post-Enforcement Call Option Holder (or any Designated Subsidiary) to acquire:

      (a) at any time on or after the Option Exercise Date (in the case of Issuer Notes issued prior to the First Programme Update) all (but not some only) of the Relevant Issuer Notes outstanding as at the Option Exercise Date, together with accrued interest thereon ("Relevant Issuer Notes" being for the purposes of this Deed, all the Issuer Notes represented by Individual Note Certificates as at the Option Exercise Date); and

      (b) at any time on or after the Option Date (in the case of Issuer Notes issued after the First Programme Update) all (but not some only) of the Issuer Notes then outstanding, together with accrued interest thereon.

2.3 The Option shall be exercised by the Issuer Post-Enforcement Call Option Holder (or any Designated Subsidiary), by notice from the Issuer Post-Enforcement Call Option Holder (or the Designated Subsidiary) to the Note Trustee and the Noteholders in accordance with Condition 14 of the Issuer Notes.

3.    REPRESENTATIONS AND WARRANTIES

      The Issuer Post-Enforcement Call Option Holder represents and warrants for the benefit of the Master Issuer, the Issuer Security Trustee and the Note Trustee that:

      (a) it is, and will at all times remain, resident for tax purposes solely in, and have its usual place of abode, in the United Kingdom;

      (b) it does not hold, and has not at any time held, any shares in or other interests in any company;

      (c) it has not engaged in, nor will it engage in, any activities other than those


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            contemplated by the Transaction Documents; and

      (d) it will discharge all of its liabilities and meet all of its obligations (including any liability in respect of United Kingdom corporation tax) as and when they fall due.

4.    CONSIDERATION

      The Issuer Post-Enforcement Call Option Holder (or the Designated Subsidiary) shall pay to the Noteholders in respect of the exercise of the Option for Issuer Notes issued:

      (a) prior to the First Programme Update, the sum of one pence sterling in respect of each Issuer Note then outstanding; and

      (b) on or after the First Programme Update, the sum of one pence sterling in respect of:

            (i) each Global Note Certificate representing such Issuer Notes if the Issuer Notes are not by that time in definitive form; and

            (ii) each class of Issuer Notes of each Series if by the relevant time the Issuer Notes are in definitive form.

5.    ACKNOWLEDGEMENT BY NOTE TRUSTEE AND ISSUER SECURITY TRUSTEE

      The Note Trustee and the Issuer Security Trustee acknowledge that the Issuer Notes are to be issued subject to the Option and the Note Trustee hereby grants the Option but does so entirely without warranty, responsibility or liability as to its effectiveness or otherwise on the part of the Note Trustee to the Noteholders or any other person. In accordance with the Conditions, each of the Noteholders, by subscribing for or purchasing the Issuer Notes, shall, upon subscription or purchase, be deemed to have agreed to be bound by and, to the extent necessary, to have ratified the granting of the Option.

6.    NOTICES

      Any notices to be given pursuant to this Deed to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Master Issuer to: Granite Master Issuer plc: c/o Fifth Floor, 100 Wood Street, London EC2V 7EX (facsimile: 020 7606 0643) for the attention of the Company Secretary;

            with a copy to:
            Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, (facsimile: 0191 213 2203) for the attention of the Group Secretary;


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      (b)   in the case of the Issuer Post-Enforcement Call Option Holder to:
            GPCH Limited c/o Fifth Floor, 100 Wood Street, London EC2V 7EX (facsimile: 020 7606 0643) for the attention of the Company Secretary; and

      (c) in the case of the Note Trustee and the Issuer Security Trustee to: The Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile: 020 7964 6399) for the attention of Global Structured Finance Corporate Trust, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 6.

7.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

8.    GOVERNING LAW AND JURISDICTION; APPROPRIATE FORUM

8.1 This Deed shall be governed by, and construed in accordance with, English law.

8.2 Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the jurisdiction of such courts.

8.3 Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.






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                                EXECUTION PAGE

IN WITNESS WHEREOF this Agreement has been executed as a deed and delivered by the parties hereto on the day and year first above written.


as Master Issuer
EXECUTED AND DELIVERED AS A DEED                )
for and on behalf of                            )
GRANITE MASTER ISSUER PLC                       )
acting by two directors                         )



-------------------------
for and on behalf of
LDC Securitisation Director No. 1 Limited
Director

Name:



-------------------------
for and on behalf of
LDC Securitisation Director No. 2 Limited
Director

Name:



as Issuer Post-Enforcement Call Option Holder
EXECUTED AND DELIVERED AS A DEED                )
for and on behalf of                            )
GPCH LIMITED                                    )
acting by two directors                         )



-------------------------
for and on behalf of
LDC Securitisation Director No. 1 Limited
Director

Name:



-------------------------
for and on behalf of
LDC Securitisation Director No. 2 Limited
Director

Name:






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as Note Trustee
EXECUTED AND DELIVERED AS A DEED                )
for and on behalf of                            )
THE BANK OF NEW YORK                            )
by its duly authorised signatory                )




-------------------------

Name:



as Issuer Security Trustee
EXECUTED AND DELIVERED AS A DEED                )
for and on behalf of                            )
THE BANK OF NEW YORK                            )
by its duly authorised signatory                )



-------------------------

Name:






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